Exhibit 99.1

Frontier Communications
3 High Ridge Park
Stamford, CT 06905
(203) 614-5600
www.frontier.com

Frontier Communications Moves Up Fourth-Quarter 2011 Earnings Release
and Will Host Call on February 16, 2012

STAMFORD, Conn., January 27, 2012 -- Frontier Communications Corporation  (NASDAQ: FTR) plans to release fourth-quarter 2011 results on Thursday, February 16, 2012 after the market closes and to host a conference call that day at 4:30 P.M. Eastern time.  Previously, the release and conference call were scheduled for February 23, 2012.

The conference call will be webcast and may be accessed at www.frontier.com/ir and at the following link:

http://investor.shareholder.com/media/eventdetail.cfm?eventid=107873&CompanyID=AMDA-OJWDG&e=1&mediaKey=0E22E5295F196538A0152E6D2D7DC909

A telephonic replay of the conference call will be available for one week beginning at 7:30 P.M. Eastern Time, February 16, 2012 at 888-203-1112 for U.S. and Canadian callers or, outside the U.S. and Canada, at 719-457-0820, passcode 7725145.  A webcast replay of the call will be available at www.frontier.com/ir.

About Frontier Communications

Frontier Communications Corporation (NASDAQ: FTR) offers voice, High-Speed Internet, satellite video, wireless Internet data access, data security solutions, bundled offerings, specialized bundles for small businesses and home offices, and advanced business communications for medium and large businesses in 27 states and with approximately 15,250 employees based entirely in the United States.  More information is available at www.frontier.com and www.frontier.com/ir.

INVESTOR CONTACTS:		MEDIA CONTACT:
David Whitehouse	Gregory Lundberg	Brigid Smith
SVP & Treasurer	Assistant Treasurer & Investor Relations	AVP Corp. Communications
(203) 614-5708	(203) 614-5044	(203) 614-5042
david.whitehouse@ftr.com	greg.lundberg@ftr.com	brigid.smith@ftr.com

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